UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

YAPPN CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-175667	27-3848069
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (zip code)

888-859-4441
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 7, 2013, Yappn Corp. (the “Company”) entered into subscription agreements with certain accredited investors (the “Investors”) whereby it sold an aggregate of 1,650,000 Units for an aggregate purchase price of $165,000. Each of the Units were sold at a purchase price $0.10 per Unit (the “Private Placement”).  Each Unit consists of: (i) one share of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and (ii) a warrant to purchase one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a per share exercise price of $0.10 (the “Warrant”).   The Company previously sold an aggregate of 7,710,000 Units on March 28, 2013 and May 31, 2013 for gross proceeds to the Company of $771,000, which included the conversion of $201,000 in principal and interest of outstanding bridge notes into the Private Placement.

Each share of Series A Preferred Stock is convertible at the option of the holder at any time into one share of the Company’s Common Stock and has a stated value of $0.10.  Such conversion ratio is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the holder beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock.

The Warrants may be exercised until the fifth anniversary of their issuance at a cash exercise price of $0.10 per share, subject to adjustment.   The Warrants contain anti-dilution protection for a period of twelve months such that (with the exception of Excepted Issuances, as defined in the Warrants) if the Company issues securities for consideration less than the exercise price, then the exercise price shall be reduced to such lower price. If at any time after the Effectiveness Date (as defined in the Registration Statement), there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrant, then the holder of such Warrant has the right to exercise the Warrant by means of a cashless exercise.  The Company is prohibited from effecting the exercise of the Warrants to the extent that, as a result of such exercise, the holder beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the Warrants.

The Company entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of its Common Stock underlying the Series A Preferred Stock and the Warrants within 90 days of the final closing of the Private Placement (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.  The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days of the Filing Date (“the Effectiveness Date”).

The Company is obligated to pay to Investors a fee of 1% per month, up to a maximum of 6%, of the Investors’ investment, payable in cash, for every thirty (30) day period (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

In connection with the Private Placement, the Company paid total placement agency fees of $20,000 and issued the placement agent a warrant to purchase up to 120,000 shares of the Company’s Common Stock at an exercise price of $0.10 per share.  The warrant issued to the placement agent contains substantially the same terms as the Warrants issued to the Investors in the Private Placement.

The securities described above were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation and Preferences of Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on May 31, 2013**
10.1	Form of Subscription Agreement*
10.2	Form of Warrant*
10.3	Form of Registration Rights Agreement*

*Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2013.
** Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: June 12, 2013	/s/ David Lucatch
David Lucatch
Chief Executive Officer